Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors

VWR Funding, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus dated April 4, 2013.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 4, 2013